                                                                       Exhibit 2
                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into on August 1, 2003, by and among Drilling Services, Inc., a Delaware corporation (the "Seller"), Mitcham Industries, Inc., a Texas corporation (the "Parent"), WBW Enterprises of Texas LLC, a Texas limited liability company (the "Buyer"), and William B. Waldroff (the "Guarantor").

                                    RECITALS

         WHEREAS, the Seller desires to transfer to the Buyer the Purchased Assets (as defined herein), and the Buyer desires to acquire the Purchased Assets, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

         As used in this Agreement, the following terms have the following respective meanings:

         "Agreement" has the meaning specified in the opening paragraph.

         "Applicable Laws" has the meaning specified in Section 2.4(a).

         "Assumed Liabilities" has the meaning specified in Section 2.3.

         "Assumption Agreement" has the meaning specified in Section 4.2(d).

         "Business" means the business and operations of the Seller relating to front-end seismic drilling services.

         "Business Employees" has the meaning specified in Section 7.2(a).

         "Buyer" means WBW Enterprises of Texas LLC, a Texas limited liability company.

         "Cash Consideration" has the meaning specified in Section 3.1(a).

         "Claims" has the meaning specified in Section 8.1.

         "Closing" shall mean 12:01 a.m. on the date hereof, the effective time at which the Seller transfers the Purchased Assets to the Buyer and the Buyer pays to the Seller the Purchase Price.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Encumbrances" means liens, charges, pledges, options, mortgages, security interests, claims, easements, rights-of-way, servitudes, title defects, rights of third parties and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

         "Excluded Assets" has the meaning specified in Section 2.2.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "General Conveyance" has the meaning specified in Section 4.2(d).

         "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

         "Guarantor" means William Waldroff.

         "Guaranty" has the meaning specified in Section 3.1(b).

         "Indemnified Party" has the meaning specified in Section 8.3.

         "Indemnifying Party" has the meaning specified in Section 8.3.

         "Ordinary Course Agreements" has the meaning specified in Section
2.1(d).

         "Parent" means Mitcham Industries, Inc., a Texas corporation.

         "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings; and (ii) statutory liens arising in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller, excluding any mortgage, but shall not include any Encumbrances for Taxes filed of record against the Purchased Assets, or statutory liens filed of record against the Purchased Assets.

         "Permits" has the meaning specified in Section 2.1(c).

         "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

         "Promissory Note" has the meaning specified in Section 3.1(b).

         "Purchase Price" has the meaning specified in Section 3.1.

         "Purchased Assets" has the meaning specified in Section 2.1.

         "Retained Liabilities" has the meaning specified in Section 2.4.

         "Security Agreement" has the meaning specified in Section 3.1(b).

         "Seller" means Drilling Services, Inc., a Delaware corporation.

         "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit sharing, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, recording, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

                                   ARTICLE II
                          PURCHASE AND SALE OF ASSETS

         2.1 PURCHASED ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer, deliver and convey to the Buyer, and the Buyer shall purchase, free and clear of any Encumbrances, the assets of the Seller set forth in this
Section 2.1 and on Schedule 2.1 hereto (collectively, the "Purchased Assets"). Except for the Excluded Assets, the Purchased Assets shall constitute all of the operating assets of the Business, and shall include:

                  (a) All inventory, machinery, spare parts, equipment and other tangible assets of the Seller used in connection with the operation of the Business;

                  (b) All records to be delivered to the Buyer pursuant to
         Section 2.5;

                  (c) The certificates, licenses, permits, consents, operating authorities, orders, exemptions, franchises, approvals, registrations and other authorizations and applications therefor specifically associated with the operation of the Business and the Purchased Assets (collectively, the "Permits");

                  (d) The benefit and burden subsequent to the Closing of all customer agreements, customer purchase orders, bids and leases to which the Seller is a party and as set forth on Schedule 2.1(d) hereto (collectively, the "Ordinary Course Agreements");

                  (e) Any goodwill associated with the Business; and

                  (f) All other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used in connection with the operation of the Business.

         2.2 EXCLUDED ASSETS. The Purchased Assets shall include all of the tangible personal property assets of the Seller only those other assets described or referred to in Section 2.1, and no other assets of the Seller shall be transferred hereunder (collectively, the "Excluded Assets"). Without limiting the generality of the preceding sentence, the Purchased Assets shall not include
(i) any cash, certificates of deposit or marketable securities of the Seller;
(ii) any real property, including any buildings thereon, owned by the Seller;
(iii) any accounts receivable of the Seller; or (iv) any claims or rights under any contracts to which the Seller is a party not assigned to and assumed by the Buyer hereunder and, in the case of contracts that are assigned to and assumed by the Buyer, any claims or rights thereunder to the extent, but only to the extent, that such claims and rights accrue prior to the Closing. Notwithstanding the foregoing, any claims or rights of the Seller under warranties relating to the Purchased Assets given by third parties shall be considered a Purchased Asset, to the extent transferable.

         2.3 ASSUMED LIABILITIES. Subject to Section 2.4, the Buyer hereby assumes the rights and obligations under the express written terms of the Ordinary Course Agreements being assumed by the Buyer to the extent and only to the extent such obligations accrue on or after the Closing, excluding any Retained Liabilities (collectively, the "Assumed Liabilities").

         2.4 RETAINED LIABILITIES. The Buyer does not assume and is not in any way liable or responsible for any liabilities or obligations of the Seller; it being expressly acknowledged that it is the intention of the parties hereto that all liabilities that the Seller has or may have in the future, whether fixed or contingent, whether known or unknown, and not expressly described in the definition of Assumed Liabilities shall be "Retained Liabilities" and remain the liabilities of the Seller. Without limiting the generality of the foregoing, the Buyer shall not assume, or take title to the Purchased Assets subject to:

                  (a) Any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before, or includes, the Closing, or (ii) the Business and/or the Purchased Assets for any period or portion thereof that ends on or before the Closing for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability or similar provision of any applicable law, rule, regulation, code, governmental determination, order, governmental certification requirement or other public limitation (collectively, the "Applicable Laws");

                  (b) Any liability or obligation of the Seller under any note, bond or other instrument;

                  (c) Any liability or obligation of the Seller in respect of any express or implied representation, warranty, agreement or guaranty made by the Seller or imposed or asserted to be imposed by operation of law (except obligations or liabilities imposed on the Buyer by operation of law after the Closing);

                  (d) Any obligation of the Seller relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing; (ii) goods or services provided to or for the benefit of the Seller prior to the Closing; (iii) goods or services provided by or on behalf of the Seller prior to the Closing; or (iv) any pending or threatened litigation or claims made or threatened prior to the Closing;

                  (e) Any statutory liens accrued or existing at Closing against the Purchased Assets;

                  (f) Any violation by the Seller of, or default by the Seller under, any Applicable Laws which affects the ownership or operation of the Purchased Assets or results in any change in the Assumed Liabilities arising out of or related to the ownership or operation of the Purchased Assets prior to the Closing;

                  (g) Any claims, actions, demands, losses or liabilities, including negligence or strict liability claims indemnified by the Seller pursuant to Section 8.1;

                  (h) Any debts, liabilities or obligations to any employee, agent, officer, director, consultant, contractor or security holder of the Seller as to any salary, bonus, commission, severance or other termination pay or benefits or other compensation or benefits arising out of or in connection with any plan or arrangement, pension plan, profit sharing plan, multi-employer plan within the meaning of Section 3(37) of ERISA, health plan or any other benefit plan of the Seller, or any other liabilities or obligations of the Seller to any employee, agent, officer, director, consultant, contractor or security holder of the Seller;

                  (i) Any liability resulting from or relating to the employment relationship between the Seller and any of its present or former employees or the termination of any such employment relationship with the Seller; or

                  (j) Any liability of the Seller to perform or provide services or products to customers under the Ordinary Course Agreements if the Seller has already been paid for such services and products but has not provided or performed the services or products.

         2.5 DELIVERY. The Buyer is entitled to the records relevant to the Purchased Assets, and the Seller shall deliver to the Buyer all documents and other papers relating to the Purchased Assets, the Assumed Liabilities and the current operations of the Business. The Seller, however, shall be entitled to retain the historical books and records relating to the Business to the extent such books and records are not necessary for the ongoing operations of the Business by the Buyer. The Seller agrees that so long as the corporate, accounting, auditing and Tax books, records and other books and records relating to the Seller, the Business, the Purchased Assets and the Assumed Liabilities remain in existence and in the possession of the Seller, the Buyer and its authorized representatives shall have the right to inspect and, at the Buyer's expense, to copy the same at any time during regular business hours for any proper purpose. For a period of seven (7) years following the

Closing, the Seller agrees that it will not destroy any of such books and records without having first offered to deliver the same to the Buyer.

                                   ARTICLE III
                                 PURCHASE PRICE

         3.1 PAYMENT OF PURCHASE PRICE. The aggregate purchase price for the Purchased Assets shall be $1,050,000 (the "Purchase Price"), and shall be paid to the Seller at Closing, as follows:

                  (a) $250,000 in cash (the "Cash Consideration"), payable to the order of the Seller by wire transfer of immediately available funds to such account as shall be designated by the Seller at least five (5) business days prior to the Closing; and

                  (b) A promissory note issued by the Buyer in the principal amount of $800,000, bearing interest at the rate of seven percent (7%) per annum, and payable as specified therein which promissory note shall be substantially in the form attached hereto as Exhibit A (the "Promissory Note"). The Buyer's obligations under the Promissory Note shall be guaranteed by the Guarantor pursuant to a Guaranty, in substantially the form attached hereto as Exhibit B (the "Guaranty"), and shall be secured by the Purchased Assets pursuant to a Security Agreement, in substantially the form attached hereto as Exhibit C (the "Security Agreement").

         3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in the manner specified on Schedule 3.2 hereto (which Schedule shall be completed within ninety (90) days following the date hereof). The Seller and the Buyer shall cooperate with each other in the preparation, execution and filing of (i) all information returns and supplements thereto required to be filed with the Internal Revenue Service by the parties under
Section 1060 of the Code and the Treasury Regulations promulgated thereunder relating to the allocation of the Purchase Price and (ii) all similar filings required to be filed with respect to the transactions contemplated by this Agreement with the Internal Revenue Service and other appropriate taxing authorities.

                                   ARTICLE IV
                                    CLOSING

         4.1 CLOSING. The Closing will take place at the offices of Haynes and Boone, LLP, legal counsel for the Buyer, located at 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, on the date hereof.

         4.2 DELIVERIES BY THE SELLER. At Closing, the Seller shall hereby deliver to the Buyer the following:

                  (a) Certificates of the Secretary of State and the taxing authorities of the State of Delaware, dated not more than twenty (20) days prior to the date hereof, attesting to the due organization and good standing of the Seller as a corporation in its jurisdiction of incorporation, and to the payment of all state Taxes due and owing thereby;

                  (b) Copies, certified by the Secretary of the Seller as of the date hereof, of resolutions duly adopted by the Board of Directors of the Seller authorizing the execution and delivery by the Seller of this Agreement and all other agreements contemplated herein, the consummation the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to or in connection with the consummation of the contemplated transactions;

                  (c) Four (4) counterparts each of the Security Agreement and the Guaranty duly executed by the Seller; and

                  (d) Four (4) counterparts each of a General Conveyance, Transfer and Assignment, substantially in the form attached hereto as Exhibit D (the "General Conveyance"), and an Assumption Agreement, substantially in the form attached hereto as Exhibit E (the "Assumption Agreement"), duly executed by the Seller, together with such other bills of sale, assignments and other instruments of transfer, assignment and conveyance as the Buyer shall reasonably request, to vest in the Buyer good and marketable title to the Purchased Assets.

         4.3. DELIVERIES BY THE BUYER. At Closing, the Buyer shall hereby deliver the following to the Seller:

                  (a) Certificates of the Secretary of State and the taxing authorities of the State of Texas, dated not more than twenty (20) days prior to the date hereof, attesting to the due organization and good standing of the Buyer as a limited liability company in its jurisdiction of incorporation, and to the payment of all state Taxes due and owing thereby;

                  (b) Copies, certified by the Secretary of the Buyer as of the date hereof, of resolutions duly adopted by the Manager of the Buyer authorizing the execution and delivery by the Buyer of this Agreement and all other agreements contemplated herein, the consummation the transactions contemplated herein, and the taking of all such other action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions;

                  (c) The Cash Consideration;

                  (d) The Promissory Note duly executed by the Buyer;

                  (e) Four (4) counterparts of the Security Agreement duly executed by the Buyer; and

                  (f) Four (4) counterparts each of the General Conveyance and the Assumption Agreement duly executed by the Buyer.

         4.4. DELIVERIES BY THE GUARANTOR. At Closing, the Guarantor shall hereby deliver to the Seller four (4) counterparts of the Guaranty duly executed by the Guarantor.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND THE PARENT

         The Seller and the Parent hereby represent and warrant to the Buyer as follows:

         5.1 ORGANIZATION. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORITY. The Seller has all necessary corporate power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of the Seller, enforceable in accordance with their terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 NONCONTRAVENTION. The execution and delivery of this Agreement by the Seller, the fulfillment of and compliance by it with the terms and conditions hereof and the consummation by it of the transactions contemplated hereby will not (i) contravene, conflict with or violate any of the provisions of the articles of incorporation or bylaws, each as amended, of the Seller, or any resolutions adopted by the Board of Directors or shareholders of the Seller;
(ii) result in a breach of or constitute a default under (whether with notice or the lapse of time or both) any note, bond, mortgage, loan agreement, indenture or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller is bound; or (iii) to the knowledge of the Seller, violate any provision of any Applicable Laws.

         5.4 OWNERSHIP OF PURCHASED ASSETS; SEPARATE BUSINESS SEGMENT. Except as set forth on Schedule 5.4 hereto, the Seller owns good and marketable title to the Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, and, upon the Seller's execution and delivery of this Agreement, the General Conveyance and the Assumption Agreement, the Buyer will own good and marketable title to the Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances. Except for the Excluded Assets, the Purchased Assets constitute all of the operating assets of the Business.

         5.5 LITIGATION. There is no litigation and there are no Proceedings, suits or investigations pending, instituted or, to the knowledge of the Seller, threatened against the Business or the Seller relating to the Business, the Purchased Assets or the Assumed Liabilities before any Governmental Entity applicable to or binding upon the Seller or any of the Purchased Assets.

         5.6 COMPLIANCE WITH LAWS. The Seller is not in any material violation of or in default under any Applicable Laws relating to the ownership or operation of the Purchased Assets or the Business, and no claim is pending or, to the Seller's knowledge, threatened with respect to any such matters which if determined adversely to the Seller would have such effect.

         5.7 FULL FORCE AND EFFECT. The Ordinary Course Agreements and the Permits are valid, binding and in full force and effect, and upon assignment and assumption, with applicable consents if necessary, will be enforceable by the Buyer in accordance with their respective terms. There are no material defaults by the Seller thereunder. Except as set forth on Schedule 5.7 hereto, none of the rights under the Ordinary Course Agreements will be impaired by the consummation of the transactions contemplated by this Agreement, and all such rights will inure to and be enforceable by the Buyer after the Closing without the authorization, consent, approval or filing with, any other Person. Further, the Seller has not received any deposits, prepayments or other payments under the Ordinary Course Agreements for services not yet performed or products not yet delivered.

         5.8 TAXES. The Seller has duly filed when due, including any extensions, all Tax reports and returns in connection with and in respect of the Business, and has timely paid and discharged all Taxes shown thereon.

         5.9 DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER ACKNOWLEDGES AND AGREES THAT THE SELLER HAS NOT MADE, DOES NOT MAKE, AND EXPRESSLY DISCLAIMS ANY WARRANTIES, REPRESENTATIONS, COVENANTS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, AS TO THE MERCHANTABILITY, HABITABILITY, QUALITY OR PHYSICAL CONDITION OF THE PURCHASED ASSETS, OR THEIR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. THE BUYER AFFIRMS THAT IT (I) HAS HAD THE OPPORTUNITY PRIOR TO EXECUTION OF THIS AGREEMENT TO INVESTIGATE AND INSPECT THE PURCHASED ASSETS, AND (II) HAS MADE ITS OWN DETERMINATION AS TO THE (A) MERCHANTABILITY, HABITABILITY, QUALITY AND PHYSICAL CONDITION OF THE PURCHASED ASSETS AND (B) THE PURCHASED ASSETS' SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. EXCEPT AS OTHERWISE SET FORTH HEREIN, INCLUDING THE INDEMNITY OBLIGATIONS IN ARTICLE VIII, THE BUYER HEREBY AGREES TO ACCEPT THE PURCHASED ASSETS AT CLOSING IN THEIR PRESENT PHYSICAL CONDITION ON AN "AS IS", "WHERE IS", AND "WITH ALL FAULTS AND DEFECTS" BASIS, REGARDLESS OF HOW CAUSED OR CREATED (INCLUDING BY THE SELLER'S NEGLIGENCE, ACTIONS, OMISSIONS, OR FAULT, PURSUANT TO ANY STATUTORY SCHEME, DUE TO STRICT LIABILITY, OR OTHERWISE), AND ACKNOWLEDGES THAT THE SELLER SHALL NOT BE UNDER ANY OBLIGATION WHATSOEVER PURSUANT TO THIS AGREEMENT OR OTHERWISE TO UNDERTAKE ANY IMPROVEMENT, REPAIR, MODIFICATION, ALTERATION, OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY OF THE PURCHASED ASSETS.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                         OF THE BUYER AND THE GUARANTOR

         The Buyer hereby represents and warrants, and for purposes of Sections 6.2(b) and 6.3(b), the Guarantor hereby represents and warrants, to the Seller as follows:

         6.1 ORGANIZATION. The Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas.

         6.2 AUTHORITY.

                  (a) The Buyer has all necessary power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of the Buyer, enforceable in accordance with their terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The Guarantor has all necessary power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by him in connection with the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Guarantor in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of the Guarantor, enforceable in accordance with their terms, except to the extent the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.3 NONCONTRAVENTION.

                  (a) The execution and delivery of this Agreement by the Buyer, the fulfillment of and compliance by it with the terms and conditions hereof and the consummation by it of the transactions contemplated hereby will not (i) contravene, conflict with or violate any of the provisions of the regulations, as amended, of the Buyer, or any resolutions adopted by the managers or members of the Buyer; (ii) result in a breach of or constitute a default under (whether with notice or the lapse of time or both) any note, bond, mortgage, loan agreement, indenture or other instrument evidencing borrowed money to which the Buyer is a party or by which the Buyer is bound; or (iii) to the knowledge of the Buyer, violate any provision of any Applicable Laws.

                  (b) The execution and delivery of this Agreement by the Guarantor, the fulfillment of and compliance by him with the terms and conditions hereof and the consummation by him of the transactions contemplated hereby will not (i) result in a breach of or constitute a default under (whether with notice or the lapse of time or both) any note, bond, mortgage, loan agreement, indenture or other instrument evidencing borrowed money to which the Guarantor is a party or by which the Guarantor is bound; or (ii) to the knowledge of the Guarantor, violate any provision of any Applicable Laws.

                                   ARTICLE VII
                     COVENANTS AND AGREEMENTS OF THE PARTIES
                    RELATING TO AND SUBSEQUENT TO THE CLOSING

         The Seller and the Buyer hereby covenant and agree as follows:

         7.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement and in compliance with and performance of the agreements and covenants contained in this Agreement.

         7.2 EMPLOYEE MATTERS.

                  (a) The Buyer shall have the right and option, but not the obligation, to offer employment to and hire as of or after the Closing any of the Seller's employees who are currently employed to perform work for the Business (the "Business Employees"), and shall have the right to interview the Business Employees at any time. Except as otherwise described herein, the Buyer shall not assume any liabilities or obligations of the Seller with respect to the Business Employees, including those Business Employees hired by the Buyer. To the extent the Buyer offers employment to any Business Employees and such Business Employees accept employment with the Buyer, the Buyer will have complete discretion as to the terms of employment that are offered to such Business Employees, and the Seller will provide the Buyer access to employee personnel files and information on medical and workmen's compensation claims with respect to such Business Employees. Nothing contained in this Section 7.2 is intended to confer upon any of the Business Employees any right to continued employment after evaluation by the Buyer of its employment needs after the Closing. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Business Employees or former Business Employees as a result of the provisions herein and specifically hereby negate any such intention.

                  (b) Notwithstanding the Buyer's decision to hire any of the Business Employees, the Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by the Seller for the Business Employees for any vacation, sick pay or health insurance benefits that may have accrued to the Business Employees prior to the Closing; provided, however, that the Buyer shall add any Business Employees which the Buyer elects to hire on a full-time basis pursuant to this Section 7.2 on the appropriate medical insurance plan of the Buyer. The Seller expressly acknowledges that it has sole liability for all compensation and employee benefit costs accrued as of the Closing and as between the Buyer and the Seller, for all medical, workmen's compensation and other similar costs and expenses for any Business Employee condition, illness or injury, unless the Business Employee becomes an employee of the Buyer and then only for such condition, illness or injury which arose before the Business Employee became an employee of the Buyer, whether or not any or all of the Business Employees are subsequently hired by the Buyer.

                  (c) The Buyer and the Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Section 7.2.

                                  ARTICLE VIII
                    EXTENT AND SURVIVAL OF REPRESENTATIONS,
             WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE SELLER. The Seller and the Parent agree to indemnify, defend and hold the Buyer and its officers, managers, employees and agents harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description, including but not limited to negligence and both statutory and common law strict liability claims (collectively, the "Claims"), sustained by the Buyer or any of its officers, managers, employees or agents based upon, arising out of or otherwise in respect of (i) the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, of the Seller contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement; (ii) the ownership, management or use of the Purchased Assets or operation of the Business prior to the Closing; or (iii) any Retained Liabilities. Notwithstanding the foregoing, the Seller and the Parent shall not have any obligation to indemnify the Buyer and its officers, managers, employees and agents from and against any Claims until the aggregate amount of such Claims is greater than $10,000, but in no event shall the Seller's aggregate obligation to indemnify the Buyer and its officers, managers, employees and agents exceed the Purchase Price. In the event that the $10,000 threshold is exceeded, the Seller shall be liable to indemnify the Buyer and its officers, managers, employees or agents, as the case may be, for all Claims as provided in this
Section 8.1, without deducting such $10,000.

         8.2 INDEMNIFICATION BY THE BUYER. The Buyer agrees to indemnify, defend and hold the Seller and its officers, directors, employees and agents harmless from and against any and all Claims sustained by the Seller and any of its officers, directors, employees or agents based upon, arising out of or otherwise in respect of (i) the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, of the Buyer or the Guarantor contained in this Agreement or in any certificate, agreement, document or instrument delivered pursuant to this Agreement; (ii) the ownership, management or use of the Purchased Assets or operation of the Business after the Closing; or (iii) any Assumed Liabilities. Notwithstanding the foregoing, the Buyer shall not have any obligation to indemnify the Seller and its officers, directors, employees and agents from and against any Claims until the aggregate amount of such Claims is greater than $10,000, but in no event shall the Buyer's aggregate obligation to indemnify the Seller and its officers, directors, employees and agents exceed the Purchase Price. In the event that the $10,000 threshold is exceeded, the Buyer shall be liable to indemnify the Seller and its officers, directors, employees or agents, as the case may be, for all Claims as provided in this Section 8.2, without deducting such $10,000.

         8.3 INDEMNIFICATION PROCEDURE. Any party seeking information or reimbursement for Claims hereunder (the "Indemnified Party") shall as promptly as practical notify the party from which such indemnification is sought (the "Indemnifying Party") upon which the Indemnified Party intends to base a claim for indemnification or reimbursement hereunder; provided, however, that the failure of an Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such Claim except to the extent the Indemnifying Party is actually prejudiced or damaged by the failure to receive timely notice. In the event of any claims for indemnification or reimbursement, the Indemnifying Party, at its option, may assume (with legal counsel reasonably acceptable to the Indemnified Party) the defense of any claim, demand, lawsuit or other proceeding brought against the Indemnified Party, which claim, demand, lawsuit or other proceeding may give rise to the indemnity or reimbursement obligation of the Indemnifying Party hereunder, and may assert any defense of any party; provided, however, that the Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party claims indemnification or reimbursement hereunder. Notwithstanding the right of an Indemnified Party so to participate, the Indemnifying Party shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other proceeding on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate with respect to any issue involved in such claim, demand, lawsuit or other proceeding as to which (i) the Indemnifying Party shall have acknowledged the obligation to indemnify the Indemnified Party hereunder and the settlement is solely for cash or (ii) the Indemnified Party shall have declined so to participate.

         8.4 SURVIVAL. All representations and warranties of the parties to this Agreement shall survive the Closing and shall remain in full force and effect for a period of two (2) years from the Closing. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the transactions contemplated hereby. The covenants and agreements entered into pursuant to this Agreement shall survive the Closing without limitation.

         8.5 EXCLUSIVE RIGHTS AND REMEDIES. THE RIGHTS AND REMEDIES PROVIDED IN THIS ARTICLE VIII SHALL BE THE EXCLUSIVE RIGHTS AND REMEDIES, CONTRACTUAL OR OTHERWISE, OF THE BUYER AND THE SELLER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, WITH RESPECT TO ANY MATTERS WHICH THEY MAY BE INDEMNIFIED UNDER THIS ARTICLE.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 NOTICES. All notices and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given if delivered personally or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

         If to the Buyer or the Guarantor:

                  WBW Enterprises of Texas LLC
                  P.O. Box 487
                  Needville, Texas  77461
                  Attn.: William B. Waldroff
                  Facsimile: (979) 793-2828

         with a copy to (which shall not constitute notice):

                  Winstead Sechrest & Minick P.C.
                  910 Travis Street, Suite 2400
                  Houston, Texas  77002
                  Attn.: Richard C. Yount, Jr., Esq.
                  Facsimile: (713) 650-2400

         If to the Seller:

                  Drilling Services, Inc.
                  c/o Mitcham Industries, Inc.
                  8141 Highway 75 South
                  Huntsville, Texas 77340
                  Attn.: P. Blake Dupuis
                  Facsimile: (936) 295-0382

         with a copy to (which shall not constitute notice):

                  Haynes and Boone, LLP
                  1000 Louisiana, Suite 4300
                  Houston, Texas  77002
                  Attn.: Bryce D. Linsenmayer, Esq.
                  Facsimile: (713) 547-2300

         Such notices, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended receipt; (ii) if mailed, upon the earlier of five (5) days after deposit in the mail or the date of delivery as shown by the return receipt therefore; or (iii) if sent by facsimile transmission, when confirmation of receipt is received.

         9.2 ENTIRE AGREEMENT. This Agreement, including the schedules, exhibits and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.3 AMENDMENTS AND WAIVER; RIGHTS AND REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of either party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         9.4 GOVERNING LAW; ARBITRATION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. FOR THE RESOLUTION OF ANY DISPUTE UNDER THIS AGREEMENT, THE DISPUTE SHALL BE SUBMITTED TO BINDING ARBITRATION IN HOUSTON, TEXAS. ANY SUCH ARBITRATION SHALL BE CONDUCTED UNDER THE AUSPICES OF, AND PURSUANT TO THE RULES OF, THE AMERICAN ARBITRATION ASSOCIATION AS THEN IN EFFECT, OR SUCH OTHER PROCEDURES AS THE PARTIES MAY AGREE TO AT THE TIME, BEFORE AN ARBITRATOR, WHO SHALL BE SELECTED BY THE PARTIES TO THE DISPUTE. SHOULD THE ARBITRATOR APPOINTED DIE, RESIGN, REFUSE OR BECOME UNABLE TO ACT BEFORE A DECISION IS GIVEN, THE VACANCY SHALL BE FILLED BY THE METHOD SET FORTH IN THIS CLAUSE FOR THE ORIGINAL APPOINTMENT. ANY AWARD ISSUED AS A RESULT OF SUCH ARBITRATION SHALL BE FINAL AND BINDING BETWEEN THE PARTIES, AND SHALL BE ENFORCEABLE BY ANY COURT HAVING JURISDICTION OVER THE PARTY AGAINST WHOM ENFORCEMENT IS SOUGHT. EACH PARTY ACKNOWLEDGES THAT HE OR SHE OR IT HAS VOLUNTARILY AND KNOWINGLY ENTERED INTO AN AGREEMENT TO ARBITRATION UNDER THIS
SECTION 9.4 BY EXECUTING THIS AGREEMENT.

         9.5 BINDING EFFECT; ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         9.6 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         9.7 REFERENCES. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         9.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first written above.

                                              SELLER:

                                              DRILLING SERVICES, INC.


                                              By:    /s/ P. Blake Dupuis
                                                 -------------------------------
                                                     P. Blake Dupuis,
                                                     Vice President

                                              PARENT:

                                              MITCHAM INDUSTRIES, INC.


                                              By:    /s/ P. Blake Dupuis
                                                 -------------------------------
                                                     P. Blake Dupuis,
                                                     Executive Vice President

                                              BUYER:

                                              WBW ENTERPRISES OF TEXAS LLC


                                              By:    /s/ William B. Waldroff
                                                 -------------------------------
                                              Name:  William B. Waldroff
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------


                                              GUARANTOR:


                                                    /s/ William B. Waldroff
                                              ----------------------------------
                                              WILLIAM B. WALDROFF

A copy of the schedules and exhibits to this Asset Purchase Agreement shall be furnished to the Securities and Exchange Commission or its staff upon request.

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                    EXHIBIT B

                                    GUARANTY

                                    EXHIBIT C

                               SECURITY AGREEMENT

                                    EXHIBIT D

                   GENERAL CONVEYANCE, TRANSFER AND ASSIGNMENT

                                    EXHIBIT E

                              ASSUMPTION AGREEMENT

                                  SCHEDULE 2.1

                                PURCHASED ASSETS

                                 SCHEDULE 2.1(D)

                           ORDINARY COURSE AGREEMENTS

                                  SCHEDULE 3.2

                          ALLOCATION OF PURCHASE PRICE

                                  SCHEDULE 5.4

                          OWNERSHIP OF PURCHASED ASSETS

                                  SCHEDULE 5.7

                              FULL FORCE AND EFFECT




                                       27